Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of BlackBerry Limited, and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

October 8, 2013	MICHAEL LAZARIDIS

	By:	/s/ Michael Lazaridis

October 8, 2013	1258701 ONTARIO LIMITED

	By:	/s/ Michael Lazaridis
	Name:	Michael Lazaridis
	Title:	Authorized Signatory

October 8, 2013	2063227 ONTARIO INC.

	By:	/s/ Michael Lazaridis
	Name:	Michael Lazaridis
	Title:	Authorized Signatory

October 8, 2013	MICHAEL LAZARIDIS FAMILY TRUST II

	By:	/s/ Michael Lazaridis
	Name:	Michael Lazaridis
	Title:	Authorized Signatory

October 8, 2013	2384320 ONTARIO LIMITED

	By:	/s/ Michael Lazaridis
	Name:	Michael Lazaridis
	Title:	Authorized Signatory

October 8, 2013	2384318 ONTARIO LIMITED

	By:	/s/ Michael Lazaridis
	Name:	Michael Lazaridis
	Title:	Authorized Signatory

October 8, 2013	2381479 ONTARIO LIMITED

	By:	/s/ Michael Lazaridis
	Name:	Michael Lazaridis
	Title:	Authorized Signatory

October 8, 2013	DOUGLAS E. FREGIN

	By:	/s/ Douglas E. Fregin

October 8, 2013	1258702 ONTARIO LIMITED

	By:	/s/ Douglas E. Fregin
	Name:	Douglas E. Fregin
	Title:	Authorized Signatory